UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017

ILG, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, ILG entered into an amendment to the Amended and Restated Employment Agreement with Stephen G. Williams to reflect his new role as Chief Commercial Officer for the Vacation Ownership Business as well as document that effective March 1, 2017 he received a 3% raise in base salary.

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On May 15, 2017, ILG, Inc. held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect thirteen directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve a non-binding advisory resolution on executive compensation, (iii) to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation, and (iv) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2017. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	93,609,331	5,989,670	7,363,101
David Flowers	94,945,179	4,653,822	7,363,101
Victoria L. Freed	93,939,713	5,659,288	7,363,101
Lizanne Galbreath	99,015,713	583,288	7,363,101
Chad Hollingsworth	99,017,328	581,673	7,363,101
Lewis J. Korman	94,936,644	4,662,357	7,363,101
Thomas J. Kuhn	94,933,446	4,665,555	7,363,101
Thomas J. McInerney	94,265,115	5,333,886	7,363,101
Thomas P. Murphy, Jr.	94,205,175	5,393,826	7,363,101
Stephen R. Quazzo	99,011,412	587,589	7,363,101
Sergio D. Rivera	96,376,149	3,222,852	7,363,101
Thomas O. Ryder	97,789,888	1,809,113	7,363,101
Avy H. Stein	94,267,316	5,331,685	7,363,101

Each of ILG’s directors was re-elected.

Proposal 2 — Non-binding, advisory vote to approve the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
97,509,270	2,039,671	50,060	7,363,101

The stockholders approved, on an advisory basis, Proposal 2.

Proposal 3 —Non-binding advisory vote on the frequency of future advisory votes on executive compensation

1 Year	2 Years	3 Years	Abstentions
83,249,951	28,985	16,290,855	29,210

The majority of stockholders approved, on an advisory basis, a vote every year on executive compensation. Based on the results of this non-binding advisory vote, the Board of Directors of ILG has determined that the next advisory vote on the compensation of our named executive officers will be held in next year.

Proposal 4 —Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-votes
105,322,279	1,606,289	33,534	0

The stockholders ratified Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILG, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President, General Counsel
and Secretary

Date:  May 19, 2017